Exhibit 99.1

“Regular” Distribution Period:
April 15, 2003 to April 15, 2004	Yamaha Motor Master Trust	Annual Collection Period :
“Actual” Distribution Period:	Aggregate Servicer’s Report	April 1, 2003 to March 31, 2004
April 15, 2003 to April 15, 2004

(i).                               Aggregate Pool Balance

Aggregate Pool Balance as of the beginning of the twelve Preceding Collection Periods	886,600,519.01
Collections other than finance charges, cash Adjustment Payments	2,329,628,817.35
Other Reductions to Pool Balance	9,648,540.59
Additional Receivables	2,309,420,823.48
Aggregate Pool Balance as of the end of the twelve Preceding Collection Periods	856,743,984.55

(ii).                           Aggregate Trust Collections

Collections other than finance charges, cash Adjustment Payments	2,329,628,817.35
Yield Collections	144,772,279.44
Principal Collections	2,184,856,537.91

(iii)                          Total Amount  Distributed to Investors

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A amount distributed to Investors	136,184,677.93	2,455,284.65	173,237,311.06	311,877,273.64
Class B amount distributed to Investors	232,911.61	225,980.67	22,550,889.58	23,009,781.86
Class C amount distributed to Investors	329,960.19	320,139.29	0.00	650,099.48

(iv)          Total Principal  Distributed to Investors

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A amount distributed to Investors	0.00	0.00	172,500,000.00	172,500,000.00
Class B amount distributed to Investors	0.00	0.00	22,415,254.24	22,415,254.24
Class C amount distributed to Investors	0.00	0.00	0.00	0.00
Class A amount funded by Investors	0.00	0.00	(178,000,000.00)	(178,000,000.00)
Class B amount funded by Investors	0.00	0.00	(23,129,943.50)	(23,129,943.50)
Class C amount funded by Investors	0.00	0.00	0.00	0.00
Total Principal Distributed to Investors	0.00	0.00	(6,214,689.26)	(6,214,689.26)

(v)           Total Interest  Distributed to Investors

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A amount distributed to Investors	2,851,344.61	2,455,284.65	737,311.06	6,043,940.32
Class B amount distributed to Investors	232,911.61	225,980.67	135,635.34	594,527.62
Class C amount distributed to Investors	329,960.19	320,139.29	0.00	650,099.48
Total Interest Distributed to Investors	3,414,216.41	3,001,404.61	872,946.40	7,288,567.42

(vi)                             Investor Default Amount Allocated during the period 4/1/03 through 3/31/04

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Aggregate Monthly Defaulted Receivables	159,318.51	124,473.77	(15,405.82)	268,386.45
Aggregate Monthly Recoveries	(190,545.44)	(148,871.02)	18,425.41	(320,991.04)

Aggregate Defaulted Receivables net of Recoveries	(31,226.93)	(24,397.25)	3,019.59	(52,604.59)

(vii)                         Aggregate Monthly Servicing Fee Paid during the period 4/1/03 through 3/31/04

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Aggregate Monthly Servicing Fee Due	4,678,360.80	3,999,999.96	1,545,989.16	10,224,349.92
Aggregate Monthly Servicing Fee Paid as Reported	4,678,360.80	3,999,999.96	1,372,632.35	10,050,993.11

Aggregate Monthly Servicing Fee Un-paid as of 3/31/04	0.00	0.00	173,356.81	173,356.81

Amount of underpayment to be paid on June 15, 2004 payment date	0.00	0.00	173,356.81	173,356.81

Balance of underpayment payable on subsequent payment date(s)	0.00	0.00	0.00	0.00

NOTE:   In the course of our annual review of servicing compliance, it was discovered that the Monthly Servicing Fee allocable to the 1998-1 Series was miscalculated during the fiscal years ended March 31, 2000 through March 31, 2004.  Such miscalculation resulted in the Servicer being underpaid (and distributions to the Transferor were overpaid in an equivalent amount) in an aggregate amount equal to $551,004.82 (which amount includes the $173,356.81 described above) for such fiscal years.  Such $551,004.82 servicing fee underpayment will be paid to Yamaha, as servicer, on the June 15, 2004 payment date (thereby reversing any related over-distributions to the transferor in prior periods).

(viii)                     Invested Amount as of 4/1/03

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A Invested Amount	200,000,000.00	171,000,000.00	170,000,000.00	541,000,000.00
Class B Invested Amount	14,035,000.00	12,000,000.00	22,090,395.48	48,125,395.48
Class C Invested Amount	19,883,041.00	17,000,000.00	—	36,883,041.00
Aggregate Invested Amount	233,918,041.00	200,000,000.00	192,090,395.48	626,008,436.48

Class A Principal Funding Account or Capitalized Interest Account (series 1998-A)	0.00	0.00	1,166,667.00	1,166,667.00

Adjusted Invested Amount	233,918,041.00	200,000,000.00	190,923,728.48	624,841,769.48

(ix)                            Invested Amount as of 3/31/04

	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A Invested Amount	200,000,000.00	171,000,000.00	175,500,000.00	546,500,000.00
Class B Invested Amount	14,035,000.00	12,000,000.00	22,805,084.75	48,840,084.75
Class C Invested Amount	19,883,041.00	17,000,000.00	—	36,883,041.00
Aggregate Invested Amount	233,918,041.00	200,000,000.00	198,305,084.75	632,223,125.75

Class A Principal Funding Account or Capitalized Interest Account (series 1998-A)	133,333,333.33	0.00	1,166,667.00	134,500,000.33

Adjusted Invested Amount	100,584,707.67	200,000,000.00	197,138,417.75	497,723,125.42

(x).                             Series Factor as of 4/1/03 and 3/31/04

	Series 1999-1	Series 2000-1	Series 1998-1

Class A Pool Factor	1.000000	1.000000	—
Class B Pool Factor	1.000000	1.000000	—
Class C Pool Factor	1.000000	1.000000	—

(xi)                            Yield Factor applicable with Respect to Collection Periods

During the period April 1, 2003 to November 30, 2003	1.50%
During the period December 1, 2003 to March 31, 2004	1.75%

(xii)	Aggregate Collections of Receivables Comprised of Interest, Fees and Service Charges collected from Dealers	32,487,166.65

(xiii).                 Early Amortization Event ?

Series 1998-1	NO
Series 1999-1	NO
Series 2000-1	NO

(xiv).	Dealers with Receivables exceeding 1% of the Pool Balance as of 4/1/03 and 3/31/04	0.00

NAME:	/s/ TAKUYA WATANABE

TITLE:	Senior Vice President & Secretary/Treasurer